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                                                                     Exhibit 3.5


              CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                       EOTT Energy General Partner, L.L.C.


         EOTT Energy General Partner, L.L.C. (hereinafter called the "company"), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

         1. The name of the limited liability company is: EOTT Energy General Partner, L.L.C.

         2. The certificate of formation of the company is hereby amended by striking out Article 1. thereof and by substituting in lieu of said Article the following new Article:

            1. The name of the limited liability company is: Link Energy General
               Partner LLC

         3. This Certificate of Amendment to Certificate of Formation shall be effective on October 1, 2003.

Executed on this 15th day of August, 2003.


/s/ Thomas M. Matthews
--------------------------------------
Thomas M. Matthews - Authorized Person